As filed with the Securities and Exchange Commission on September 27, 2017
Registration No. 333

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________________________________________
CLOUDERA, INC.
(Exact name of Registrant as specified in its charter)
_______________________________________________

Delaware	7373	26-2922329
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
_______________________________________________
Cloudera, Inc.
395 Page Mill Road
Palo Alto, CA 94306
(650) 362-0488
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________________________________________
Thomas J. Reilly
Chief Executive Officer
Cloudera, Inc.
395 Page Mill Road
Palo Alto, CA 94306
(650) 362-0488
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________________________
Copies to:

David A. Bell, Esq. Niki Fang, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, CA 94041 (650) 988-8500	David Middler, Esq., Chief Legal Officer Jay Wedge, Esq., Senior Counsel Cloudera, Inc. 395 Page Mill Road Palo Alto, CA 94306 (650) 362-0488	Richard C. Blake, Esq. Heidi E. Mayon, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 1200 Seaport Blvd. Redwood City, CA 94063 (650) 321-2400
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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-220494
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer’’ and ‘‘smaller reporting company’’ in Rule 12b-2 of the Securities Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
	Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act
☐
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, $0.00005 par value	1,646,930	$16.45	$27,091,999	$3,140

(1)
Represents only the additional number of shares being registered, including 214,816 additional shares that the underwriters have the option to purchase to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-220494).

(2)
The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price. The Registrant previously registered securities with an aggregate offering price not to exceed $235,704,000 on a Registration Statement on Form S-1, as amended (File No. 333-220494), which was declared effective by the Securities and Exchange Commission on September 27, 2017. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $27,091,999 are hereby registered, which includes the additional shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE
Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Cloudera, Inc. (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-220494) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on September 15, 2017, and subsequently amended on September 25, 2017, and which the Commission declared effective on September 27, 2017.
The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by certain selling stockholders by 1,646,930 shares, 214,816 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.
The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 27th day of September 2017.

CLOUDERA, INC.

By:	/s/ Thomas J. Reilly
Thomas J. Reilly
Chief Executive Officer
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date
	/s/ Thomas J. Reilly	Chief Executive Officer and Director (Principal Executive Officer)	September 27, 2017
Thomas J. Reilly
	/s/ Jim Frankola	Chief Financial Officer (Principal Financial Officer)	September 27, 2017
Jim Frankola
	*	Vice President of Finance (Principal Accounting Officer)	September 27, 2017
Wayne Kimber
	*	Chief Strategy Officer and Chairman (Director)	September 27, 2017
Michael A. Olson
	*	Director	September 27, 2017
Martin I. Cole
	*	Director	September 27, 2017
Kimberly Hammonds
	*	Director	September 27, 2017
Ping Li
	*	Director	September 27, 2017
Steve J. Sordello
	*	Director	September 27, 2017
Michael A. Stankey
By:	/s/ Thomas J. Reilly
Thomas J. Reilly Attorney-in-fact

EXHIBIT INDEX
Exhibit Number	Description
5.01	Opinion of Fenwick & West LLP
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)
23.02	Consent of Independent Registered Public Accounting Firm
24.01	Power of Attorney (incorporated by reference to Exhibit 24.01 to the Registration Statement on Form S-1 (Registration No. 333-220494)).